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                                                                      EXHIBIT 12

SOUTHERN PACIFIC FUNDING CORPORATION
STATEMENT REGARDING COMPUTATION OF RATIOS

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
                                                    FOR THE YEARS ENDED
                                             ----------------------------------
                                                1996        1995        1994
                                             ----------- ----------- ----------
Income from continuing operations........... $27,631,989 $ 7,337,435 $4,331,201
  Add:
    Provision for taxes.....................  20,446,614   5,205,190  3,072,560
    Interest and debt expense...............   7,799,986   3,413,652    886,055
                                             ----------- ----------- ----------
                                              28,246,600   8,618,842  3,958,615
                                             ----------- ----------- ----------
Earnings before fixed charges...............  55,878,589  15,956,277  8,289,816
                                             =========== =========== ==========
Fixed charges
    Interest and debt expense...............   7,799,986   3,413,652    886,055
                                             =========== =========== ==========
Ratio of earnings to fixed charges..........        7.16        4.67       9.36
                                             =========== =========== ==========
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